UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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HASBRO, INC.
(Name of Registrant as Specified in Its Charter)

ALTA FOX OPPORTUNITIES FUND, LP

ALTA FOX SPV 3, LP

ALTA FOX SPV 3.1, LP

ALTA FOX GENPAR, LP

ALTA FOX EQUITY, LLC

ALTA FOX CAPITAL MANAGEMENT, LLC

CONNOR HALEY

MARCELO FISCHER

RANI HUBLOU

CAROLYN JOHNSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Alta Fox Opportunities Fund, LP, together with the other participants named herein (collectively, “Alta Fox”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Hasbro, Inc., a Rhode Island corporation (the “Company”).

On May 27, 2022, an Alta Fox spokesperson was quoted in the following article published by Reuters:

Glass Lewis backs all Hasbro directors in boardroom fight with Alta Fox

Reuters

By Svea Herbst-Bayliss

May 27, 2022

Proxy advisory firm Glass Lewis on Friday recommended that Hasbro shareholders reelect all of the company's director nominees, dealing a blow to hedge fund Alta Fox's effort to replace three board members.

"We do not believe there is a sufficient basis to support the board changes sought by (Alta Fox)," Glass Lewis wrote in its report, adding "the preponderance of the evidence validates Hasbro's strategy and business model."

Alta Fox, which owns a 2.5% stake in the toy maker, has urged Hasbro to spin off its Wizards of the Coast and Digital Gaming unit and criticized its takeover of Entertainment One in 2019, its Brand Blueprint strategy and how it allocates capital.

It wants to replace three board members, including the board chairman, the current chair of the compensation committee and the previous chair of the compensation committee.

Hasbro has nominated 13 directors including two new members who were appointed to the board last month.

Investors will vote on the matter next month.

Proxy advisory firms Glass Lewis and its bigger rival Institutional Shareholders Services, which has not yet issued its report, often guide investors on how to vote in board room battles.

An Alta Fox spokesperson said the Glass Lewis report "appears to omit significant and critical facts pertaining to Hasbro's long-term failings and stagnation," including the share price drop. "We're confident our fellow shareholders will not be swayed by what comes across as a flawed and poorly informed recommendation for undeserving incumbents."